SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): September 16, 1996
                                                  ------------------



                         UNITED STATES EXPLORATION, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                         0-18981                 84-1120323
----------------------             ------------           ------------------
(State of other juris-             (Commission             (I.R.S. Employer
 diction of incorpora-             File Number)           Identification No.)
 tion)



         1901 New Street
       Independence, Kansas                                    67301
----------------------------------------                     ----------
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number including area code: (316) 331-8102
                                                   --------------

Former name or former address if changed since last report:

         N/A

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Effective September 17, 1996, Mr. Demetrie D. Carone was elected to serve as the new President and Chief Executive Officer of United States Exploration, Inc. (the "Company") and as a member of the Company's Board of Directors. Mr. Carone replaced Terry L. Carroll, who resigned as President, Chief Executive Officer and a member of the Board of Directors prior to the election of Mr.
Carone. This election resulted in a change of control in the Company, as Mr. Carone may exert control over the Company's affairs pursuant to his position as an officer and director.

     Mr. Carone has a diverse business background, having founded a number of privately held businesses. Since 1977, he has been president of WP&G Distributing Co., a privately held Colorado corporation involved in the wholesale distribution of dairy products. He is also president of Five Star Petroleum, Inc., a privately owned Oklahoma corporation involved in the exploration and development of oil and gas properties, a position he has occupied since late 1995. Five Star Petroleum is a successor to Performance Petroleum Corporation, from which the Company acquired certain oil and gas assets in September, 1995. He is also currently president of ZCA Gas Gathering, Inc., a privately owned Delaware corporation involved in the exploration, production, gathering and sale of natural gas. He has occupied that position since July, 1996.

     Prior to his election as an officer and director, Mr. Carone was an investor in the Company. As of the date of this Report, Mr. Carone owned beneficially, or had the right to acquire, 1,064,205 shares of the Company's Common Stock, representing 16 % of the issued and outstanding Common Stock at that time. Mr. Carone did not acquire additional stock in the Company in connection with his election as an officer and director.

     Mr. Carone will serve as President and Chief Executive Officer at the will of the Board of Directors. His term as a director will continue until the next Annual Meeting of Shareholders, and until his successor shall be duly elected and qualified.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            No report required.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.

            No report required.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            No report required.

ITEM 5.     OTHER EVENTS.

     Effective September 16, 1996, the Board of Directors of the Company approved a new series of convertible preferred stock to be offered by the Company in a private placement. The Company will offer a minimum of 1,000,000 and a maximum of 4,000,000 shares of Series C Convertible Preferred Stock to qualified investors pursuant to a private placement memorandum. The offering will be conducted by the Company, through its officers and directors.


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

     The Series C Preferred Stock will be pay dividends at the rate of eight percent (8%) per annum, when, as and if declared by the Board of Directors. The Series C Preferred Stock is redeemable at the Company's option beginning March 17, 1997 and will be convertible at the option of the holder into the Company's Common Stock at a conversion rate of two (2) shares of Common Stock for each share of Series C Preferred Stock, subject to certain adjustments. Holders of the Series C Preferred Stock would not be entitled to vote with holders of the Company's Common Stock.

     The Series C Preferred Stock will be offered for a period of sixty (60) days, subject to an extension for up to an additional (30) days. Proceeds of the offering, if successful, will be used to reduce outstanding debt and for working capital.

     The Series C Preferred Stock will be offered to qualified investors pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities law. It has not, and prior to sale, will not be registered under the 1933 Act or applicable states securities law, and may not be offered or sold to purchasers in the United States absent registration or an applicable exemption from those registration requirements.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

         No report required.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Financial Statements of Businesses Acquired.
               -----------------------------------------------

                      No report required.

         (b)   Proforma Financial Information.
               -------------------------------

                      No report required.

         (c)   Exhibits.
               ---------

                      Agreement dated September 17, 1996, among the Company, Terry L. Carroll, and Argas, Inc.

ITEM 8.  CHANGE IN FISCAL YEAR.

         No report required.




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

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                           UNITED STATES EXPLORATION, INC.


Date: 9-26-96                              By:  /S/  DEMETRIE D. CARONE
      -------                                  ---------------------------------
                                           Demetrie D. Carone, President and
                                           Chief Executive Officer



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